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                                                                     EXHIBIT 5.1

                                   February 13, 1998


MicroProse, Inc.
2490 Mariner Square Loop, Suite 100
Alameda, CA 94501

     Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined Amendment No. 1 to the Registration Statement of Form S-8 (the "Amendment") to be filed by MicroProse, Inc. (the "Registrant" or "you"), with the Securities and Exchange Commission on or about February 13, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 600,000 shares of your Common Stock reserved for issuance pursuant to your 1994 Stock Option Plan, 200,000 shares of your Common Stock reserved for issuance pursuant to your Employee Stock Purchase Plan and 250,000 shares of your Common Stock reserved for issuance pursuant to your 1996 Supplemental Stock Option Plan (each individually a "Plan" and together the "Plans"). (The shares of Common Stock to be registered under the Amendment shall be referred to herein as the "Shares"). As your legal counsel, we have examined the actions taken and proposed to be taken by you in connection with the proposed sale, issuance and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                         Sincerely,

                         WILSON SONSINI GOODRICH & ROSATI
                         A Professional Corporation



                         /s/ Wilson Sonsini Goodrich & Rosati